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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2004

TRAMMELL CROW COMPANY
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13531 (Commission File Number)	75-2721454 (I.R.S. Employer Identification Number)
2001 Ross Avenue Suite 3400 Dallas, Texas (Address of principal executive offices)		75201 (Zip code)

Registrant's telephone number, including area code: (214) 863-3000

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry into a Material Definitive Agreement

        On September 1, 2004, Trammell Crow Company (the "Company") entered into the First Amendment of Credit Agreement with Bank of America, N.A. (the "Amendment"), that modified the terms of the company's Credit Agreement dated June 28, 2002, among the Company, Bank of America, N.A. as administrative agent and the other lender parties thereto. Bank of America, N.A., is one of the Company's largest customers.

        Pursuant to the terms of the Amendment, the Company will be allowed to repurchase its common stock, or pay a special dividend to its stockholders, for a period beginning on the date of the Amendment and ending December 31, 2004. The terms of the Amendment also provide that the Company may make loans and advances to employees under certain conditions. The Amendment is attached hereto in its entirety as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01—Regulation FD Disclosure

        On September 1, 2004, the Company issued a press release announcing revised 2004 earnings guidance and that its Board of Directors has authorized the Company to commence a modified "Dutch Auction" tender offer to purchase up to 4,444,444 shares of its common stock at a purchase price ranging from $13.50 to $15.75 per share. A copy of this press release is being furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01—Financial Statements and Exhibits

Exhibit Number	Exhibit Title
10.1	First Amendment of Credit Agreement dated September 1, 2004, between the Company and Bank of America, N.A.
99.1	Press release dated September 1, 2004

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAMMELL CROW COMPANY
Date: September 2, 2004	By:	/s/ J. CHRISTOPHER KIRK J. Christopher Kirk Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	First Amendment of Credit Agreement dated September 1, 2004, between the Company and Bank of America, N.A.
99.1	Press release dated September 1, 2004

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SIGNATURE
EXHIBIT INDEX